                                                               EXHIBIT  (4)(g)

                                  CLIENT LETTERHEAD

                               CMS AUTHORIZATION LETTER


Brown Brothers Harriman & Co.
40 Water Street
Boston, MA  02109

Dear Sirs:

     We, Nicholas Applegate Institutional Funds, on behalf of the portfolios listed on the attached "Appendix", agree to subscribe to the Brown Brothers Harriman & Co. (BBH&Co.) Cash Management Service (CMS). As such we hereby instruct BBH&Co. to invest idle US dollar demand deposit balances as outlined below. This authorization shall constitute proper standing instructions to BBH&Co. until amended or terminated upon written notice between the Account and BBH&Co. and agreed upon by each.

     The Funds accept and agree to BBH&Co.'s practice of investing the Funds' excess demand deposit balances in unrestricted overnight deposit instruments of BBH&Co.'s Grand Cayman branch or unrestricted overnight deposit instruments of branches of the U.S.-licensed commercial banks noted within the attached Exhibit A.

     The Funds understand that excess cash invested with deposit institutions domiciled offshore the continental United States, as with any offshore deposits, will be subject to both sovereign actions in the jurisdiction of the deposit institution and sovereign actions in the jurisdiction of the currency, including but not limited to freeze, seizure, or diminution. In any case, the risk associated with the repayment of principal and payment of interest on such instruments by the institution with whom the deposit is ultimately placed will be exclusively for the Funds' accounts.

                                   By:
                                      -----------------------------

                                   Name:
                                        ---------------------------

                                   Title:
                                         --------------------------

                                   Date:
                                        ---------------------------


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                                       APPENDIX


                       Nicholas Applegate Worldwide Growth Fund
                       Nicholas Applegate Global Blue Chip Fund
                    Nicholas Applegate Global Growth & Income Fund
                      Nicholas Applegate Global Technology Fund
                  Nicholas Applegate International Core Growth Fund
                Nicholas Applegate International Small Cap Growth Fund
                      Nicholas Applegate Emerging Countries Fund
                         Nicholas Applegate Pacific Rim Fund
                        Nicholas Applegate Latin America Fund
                        Nicholas Applegate Greater China Fund
                       Nicholas Applegate Large Cap Growth Fund
                        Nicholas Applegate Mid Cap Growth Fund
                       Nicholas Applegate Small Cap Growth Fund
                       Nicholas Applegate Mini Cap Growth Fund
                            Nicholas Applegate Value Fund
                         Nicholas Applegate Convertible Fund
                      Nicholas Applegate Short-Intermediate Fund
                      Nicholas Applegate High Quality Bond Fund
                       Nicholas Applegate High Yield Bond Fund

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                                      EXHIBIT A
                                      ---------


                               Bank of America NT & SA
                                   Bank of New York
                                   BankBoston N.A.
                                    Bankers Trust
                                 Chase Manhattan Bank
                                    Citibank N.A.
                                First Chicago NBD Corp
                            Harris Trust and Savings Bank
                           Morgan Guaranty Trust Co. of NY
                                  NationsBank Corp.
                          Republic National Bank of New York
                                  Wachovia Bank N.A.
                                Wells Fargo Bank N.A.